UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

CARECLOUD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36529	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873

(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MTBC	Nasdaq Global Market
Series A Preferred Stock, par value $0.001 per share	MTBCP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2021, CareCloud Acquisition, Corp. (“CAC”), a wholly-owned subsidiary of CareCloud, Inc. (the “Company”), entered into an Asset and Stock Purchase Agreement (the “Purchase Agreement”) with MedMatica Consulting Associates, Inc., a Pennsylvania corporation (“Seller”), and Jerold Howell, the sole shareholder of Seller (“Seller Owner”). Pursuant to the Purchase Agreement, CAC acquired from the Seller (i) all of the issued and outstanding capital stock of Santa Rosa Staffing, Inc. (“SRS”), a Delaware corporation and wholly-owned subsidiary of Seller (the “Purchased Shares”), and (ii) all of the Seller’s assets owned by Seller that are used in the Business (as defined below) of Seller and SRS (the “Purchased Assets”).

Seller and SRS are in the business of providing a broad range of specialty consulting services to hospitals and large healthcare groups, including certain consulting services related to healthcare IT applications services and implementations, practice management, and revenue cycle management (the “Business”).

The total consideration for the Purchase Agreement paid at closing was $10 million in cash. The Purchase Agreement provides that if during the 18-month period commencing on June 1, 2021 (“the “Earn-Out Period”), CAC’s certain EBITDA and revenue targets with respect to the Purchased Assets and Purchased Shares are achieved, then CAC shall pay Seller an earn-out up to a maximum of $8 million (the “Base Earn-Out”). If during the Earn-Out Period, CAC’s certain increased EBITDA and revenue targets are achieved, then CAC shall pay Seller an additional earn-out, up to a maximum of $5 million (the “Additional Earn-Out”, collectively, with the Base Earn-Out, the “Earn-Out”). CAC will have the right to offset the Earn-Out against any claim for which CAC is entitled to indemnification under the Purchase Agreement and against damages for breaches by the Seller and Seller Owner of the non-competition and non-solicitation provisions in the Purchase Agreement.

Of the consideration paid at closing, (i) $500,000 will be held in escrow for up to approximately eight months and will be released upon the achievement of agreed upon revenue milestones; (ii) $1 million will be held in escrow to satisfy certain indemnification obligations of the Seller and Seller Owner under the Purchase Agreement (the “Liability Escrow”); and (iii) $678,695 shall be placed in escrow with Seller’s paycheck protection program (“PPP”) lender as security for Seller’s PPP loan, which amount will be released to Seller if and when its PPP loan is forgiven.

After the closing, the purchase price for the Purchased Assets and Purchased Shares may be adjusted, upward or downward, for changes in the net working capital with respect to the Purchased Assets and Purchased Shares from estimated amounts at the time of closing.

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The parties to the Purchase Agreement have each made customary representations, warranties and covenants in the Purchase Agreement.

For four years following the closing, the Seller and Seller Owner will be prohibited from competing with the Business and from soliciting any employee, customer or supplier of CAC, its affiliates (including the Company), and Seller (if such employee, customer or supplier was used for or conducted business in connection with the Purchased Assets).

For three years following the closing, (i) the parties that sold the Business to the Seller will also be prohibited from competing with the Business and from soliciting any employee, independent contractor or consultant of the Company, and (ii) the Company will be prohibited from competing with the former owners of the Seller and their principals with respect to the business of test automation and training automation services that are delivered in a Managed Service Provider environment or business model, other than EHR application support services, and from soliciting any employee, independent contractor or consultant of the former owner of Seller and its principals. The terms of the foregoing non-competition and non-solicitation provisions are set forth in a separate non-competition and non-solicitation agreement. In the event the parties that sold the Business to the Seller breach these non-competition or non-solicitation provisions, CAC will be entitled to offset its damages for such breach against the Earn-Out.

Subject to certain exceptions, the Seller and Seller Owner have agreed to indemnify CAC for certain breaches of representations, warranties and covenants, certain pre-closing taxes and certain other enumerated items. Subject to certain exceptions, CAC has agreed to indemnify the Seller and Seller Owner for certain breaches of representations, warranties and covenants. The indemnification obligations, except for breaches of fundamental representations, actual fraud and retained liabilities, are generally limited to the total Earn-Out payment (with the offset rights as described above) and the Liability Escrow.

Pursuant to a transition services agreement, Seller and Seller Owner agreed to provide CAC usage of their office space and services they receive from third parties that were not part of the Purchased Assets for up to 90 days after closing, provided that CAC reimburses Seller and Seller Owner for such usage at-cost.

The foregoing summary of the Purchase Agreement, non-competition and non-solicitation agreement, and transition services agreement does not purport to be complete and is qualified entirely by reference to the complete text of such documents, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 1, 2021, as a result of the Purchase Agreement and the transactions contemplated thereunder, (i) SRS became a wholly-owned subsidiary of CAC and (ii) CAC purchased all of the assets owned by Seller that are used in the Business of Seller and SRS.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

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Item 8.01	Other Events.

On June 1, 2021, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Asset and Stock Purchase Agreement by and among CareCloud Acquisition, Corp., MedMatica Consulting Associates, Inc., and Jerold Howell, dated June 1, 2021.

2.2	Non-Competition and Non-Solicitation Agreement by and among Santa Rosa Consulting, Inc., SureTest Holdings, LLC, Laura O’Toole, Mark Scruggs, Raleigh Brewer, Thomas Watford, and CareCloud Acquisition, Corp., dated June 1, 2021.

2.3	Transition Services Agreement by and among CareCloud Acquisition, Corp., MedMatica Consulting Associates, Inc., and Jerold Howell, dated June 1, 2021.

99.1	Press Release dated June 2, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareCloud, Inc.

Date: June 2, 2021	By:	/s/ A. Hadi Chaudhry
A. Hadi Chaudhry
Chief Executive Officer

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